Exhibit 99.1

Acacia Research Reports First Quarter 2023 Financial Results
New York, NY, May 11, 2023 - Acacia Research Corporation (Nasdaq: ACTG) (“Acacia” or the “Company”) today reported financial results for the three months ended March 31, 2023.
Key Business Highlights
•Executed a Rights Offering (and concurrent private Rights Offering), raising $79.1 million in net proceeds.
•Generated $14.8 million in consolidated revenue for the quarter compared to $13.5 million in revenue in the first quarter of 2022.
•Recorded $2.0 million of net realized and unrealized gains during the quarter.
First Quarter 2023 Financial Highlights
(In millions, except per share data)

	Three Months Ended March 31,
	2023	2022
	(unaudited)
Intellectual property operations	$4.2	$2.6
Industrial operations	10.6	10.9
Total revenues	$14.8	$13.5
Operating loss	$(9.3)	$(8.5)
Unrealized gains (losses) [1]	$3.3	$(172.2)
Realized (losses) gains	$(1.4)	$66.9
Non-cash derivative liability gain [2]	$16.7	$28.1
GAAP Net income (loss)	$9.4	$(73.3)
GAAP Diluted loss per share	$(0.07)	$(1.61)

[1] Unrealized gains and (losses) are related to the change in fair value of equity securities as of the end of the reported period.
[2] The non-cash derivative liability gain is related to the change in fair value of Acacia’s Series A and B warrants and embedded derivatives.
Martin D. McNulty, Jr. “MJ”, Interim Chief Executive Officer, stated, “We continue to accelerate our M&A function, growing our target pipeline, methodically evaluating relevant opportunities and advancing vetted candidates. We have ample targets and several are moving through the stages of our refined process. Timing of transactions remains impossible to predict, with several factors outside our control, but we will maintain discipline in our approach. We are motivated to make the right acquisition, in terms of fit, valuation, and opportunity, rather than a deal for expediencies’ sake. I am encouraged with the quantity and quality of targets and believe we have the right team and appropriate processes in place.”
First Quarter 2023 Financial Summary:
•Total revenues were $14.8 million, compared to $13.5 million in the same quarter last year.
◦Printronix generated $10.6 million in revenue in the quarter.
◦The Intellectual Property business generated $4.2 million in licensing and other revenue during the quarter, compared to $2.6 million in the same quarter last year.
•General and administrative expenses were $12.0 million, compared to $11.1 million in the same quarter of last year due to the increased parent one-time legal expenses related to the separation from our former CEO and costs associated with the Rights Offering.

•Operating loss of $9.3 million, compared to an operating loss of $8.5 million in the same quarter of last year, with the increase due to higher cost and general and administrative expenses.
◦Printronix contributed $0.6 million in operating income.
•GAAP net income of $9.4 million, or a loss of $(0.07) per diluted share, compared to GAAP net loss of $73.3 million, or $(1.61) per diluted share, in the first quarter of last year. Diluted earnings per share adjusts the numerator used in the basic earnings per share computation for the fair value adjustments on warrant and embedded derivative liabilities, resulting in a diluted net loss attributable to common stockholders.
◦Net income included $1.4 million in realized losses and $3.3 million in unrealized gains related to the increase in share price of certain holdings.
◦The Company recognized non-cash income of $16.7 million related to the change in fair value of the Starboard Series B warrants and embedded derivative liabilities in the Series A Preferred Stock. The change in fair value was primarily due to the decrease in stock price and shortened term.
◦The first quarter included $3.9 million in non-recurring charges related to severance, legal and other professional fees associated with the recapitalization, Rights Offering, separation from our former CEO, and other non-recurring charges.
Life Sciences Portfolio
Acacia has generated $504.3 million in proceeds from sales and royalties of the Life Sciences Portfolio through March 31, 2023, which was purchased for an aggregate price of $301.4 million. At the end of the first quarter, the remaining positions in the Life Sciences Portfolio represent $69.0 million in book value:
•Acacia continues to hold 33.0 million shares of Arix Bioscience plc (LSE: ARIX), valued at $43.3 million.
•Acacia holds interests in three private companies, valued at an aggregate of $25.7 million, net of non-controlling interest, including a 26% interest in Viamet Pharmaceuticals, Inc., an 18% interest in AMO Pharma, and a 4% interest in NovaBiotics. Values are based on cost or equity accounting.
Balance Sheet and Capital Structure
•Cash, cash equivalents and equity investments measured at fair value totaled $425.0 million at March 31, 2023 compared to $349.4 million at December 31, 2022. The increase in cash was primarily due to the completed Rights Offering.
•Equity securities without readily determinable fair value totaled $5.8 million at March 31, 2023, which amount was unchanged from December 31, 2022.
•Investment securities representing equity method investments totaled $19.9 million at March 31, 2023 (net of noncontrolling interests), which amount was unchanged from December 31, 2022. Acacia owns 64% of MalinJ1, which results in a 26% ownership stake in Viamet Pharmaceuticals, Inc. for Acacia.
•Total indebtedness, which represents the Senior Secured Notes issued to Starboard, was $61.4 million at March 31, 2023.
•The Company’s book value totaled $355.7 million, or $6.07 per share, at March 31, 2023, compared to $269.3 million, or $6.19 per share, at December 31, 2022. Acacia’s book value reflects the impact of the outstanding warrant and embedded derivative liabilities. An as adjusted book value analysis can be found below.
•Assuming the full impact of the recapitalization transactions under the recently announced agreement with Starboard, Acacia’s adjusted book value would rise to $508.7 million, or $5.10 per share, as adjusted to give effect to the transactions as if they had been completed as of March 31, 2023.
As Adjusted Book Value and Changes to Derivative Valuations
At March 31, 2023, book value was $355.7 million and there were 58.6 million shares of common stock outstanding, for a book value per share of $6.07, compared to $269.3 million, or $6.19 per share at December 31, 2022. The decrease in book value per share since December 31, 2022 is due to the $5.25 per share price of shares issued in the Rights Offering and concurrent private Rights Offering. Total liabilities for warrants and convertible preferred stock to be eliminated upon exercise or expiration of all such warrants and convertible preferred stock were $85.0 million at March 31, 2023.
Book value and book value per share calculations are performed in accordance with GAAP. The calculation of book value under GAAP requires the Company to reflect the impact of liabilities associated with potential issuances of shares related to the exercise of the Company’s Series B warrants and conversion of the Company’s Series A preferred stock. The value of those liabilities varies over time based on fluctuations in the trading price of the Common Stock. The previously announced agreement reached with Starboard to streamline the Company’s capital structure and strengthen its financial position (the “recapitalization transactions”) is expected to significantly reduce or eliminate all of these instruments over time, and should therefore eliminate the associated liabilities.
Management believes that providing investors with a presentation of adjusted book value and adjusted book value per share that reflect the anticipated impact of the completion of each component of the recapitalization transactions (as adjusted to give effect to the transaction as if they had been completed as of March 31, 2023) may assist investors in understanding the Company’s financial condition and capital structure (see below for a description of the material components of the recapitalization transactions). However, these adjusted calculations have limitations and should not be considered in isolation or as a substitute for the actual book value and book value per share amounts reflected in the Company’s balance sheet at March 31, 2023. These as adjusted calculations have been presented for informational purposes only and do not purport to project the future financial position of the Company. For example, there is considerable uncertainty regarding whether stockholders will approve at the Company’s 2023 annual meeting of stockholders an amendment to the certificate of designations for the Series A preferred stock to allow for Starboard’s contemplated conversion. If stockholders do not approve the amendment, the Series A preferred stock would remain unconverted resulting in a material change to the Company’s as adjusted book value and book value per share calculations described below.
Book value at March 31, 2023 reflects the following:
•$60.0 million in principal amount of Senior Secured Notes issued to Starboard, all of which may be used to exercise Series B warrants at $3.65 per share;
•$35.0 million in face value ($21.5 million in book value) of Series A preferred stock issued to Starboard; and
•$85.0 million of warrants and embedded derivative liabilities associated with all preferred stock and warrants held by Starboard, to be eliminated upon exercise, conversion, or expiration of all such warrants and preferred stock.
In connection with the previously announced recapitalization transactions with Starboard:
•In the first quarter of 2023, Starboard purchased 15.0 million new shares in a private Rights Offering, at $5.25 per share, for total proceeds of $78.8 million;
•Assuming approval by stockholders at Acacia’s Annual Meeting of Stockholders of the removal of the “4.89% blocker” provision contained in Acacia’s certificate of designation for the Series A preferred stock, $35.0 million in face value of Series A preferred stock will be eliminated, and 9.6 million shares of common stock will be issued in Q2 2023;
•$61.4 million of liabilities attributable to the Senior Secured Notes will be converted into equity, and Starboard will invest an additional $55.0 million in cash related to the Series B warrant exercise, and 31.5 million shares of common stock will be issued in Q3 2023;
•$85.0 million of total warrant and embedded derivative liabilities attributable to the Series B warrants and Series A preferred stock will be eliminated in Q2 and Q3 2023;
•Acacia will pay Starboard a total of $66.0 million as consideration for early exercise of the Series B warrants, and convertible preferred stock, in Q3 2023; and
•Acacia will incur transaction costs associated with the negotiation and consummation of the recapitalization transactions.
The expected impact of the completion of the recapitalization transactions would be an incremental $153.0 million increase in book value, and an incremental 41.1 million increase in shares outstanding. Assuming such completion, adjusted book value as adjusted to give effect to the transaction as if it had been completed on March 31, 2023 would be $508.7 million, and diluted shares outstanding would be 99.6 million, resulting in adjusted book value per share of $5.10 at March 31, 2023.
See Attachment A which illustrates the anticipated sequential impact of each component of the recapitalization transactions on book value and book value per share as adjusted to give effect to the transactions as if they had been completed on March 31, 2023 through the expected date of completion of such transactions through Q3 2023.
In previous quarterly reports, prior to the approval of the recapitalization transactions, Acacia had presented a similar adjusted book value per share calculation assuming the exercise of all outstanding Series A and Series B warrants, as well as the conversion of the Series A preferred stock. This resulted in a reported adjusted book value per share of $5.18 at December 31, 2022, $5.22 at September 30, 2022, $5.87 at June 30, 2022, $5.91 at March 31, 2022 and $6.51 at December 31, 2021. The $5.25 per share cash exercise feature of 68.5 million Series B warrants expired on October 28, 2022 and 5.0 million $3.65 per share Series A warrants were exercised on November 1, 2022.

Investor Conference Call
The Company will host a conference call today, May 11, 2023 at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time).
To access the live call, please dial 888-506-0062 (U.S. and Canada) or 973-528-0011 (international) and if requested, reference conference ID 475927. The conference call will also be simultaneously webcasted on the investor relations section of the Company’s website at http://www.acaciaresearch.com under Events & Presentations. Following the conclusion of the live call, a replay of the webcast will be available on the Company's website for at least 30 days.
About the Company
Acacia is an opportunistic capital platform with a strategy to purchase businesses based on the differentials between public and private market valuations. Acacia leverages its (i) disciplined focus on identifying opportunities where it can be an advantaged buyer, initiate a transaction opportunity spontaneously, avoid a traditional sale process and complete the purchase of a business, division or other asset at an attractive price, (ii) willingness to invest across industries and in off-the-run, often misunderstood assets that suffer from a complexity or multi-factor discount, (iii) relationships and partnership abilities across functions and sectors, and (iv) strong expertise in corporate governance and operational transformation. Acacia seeks to identify opportunities where it believes it is an advantaged buyer, where it can avoid structured sale processes and create the opportunity to purchase businesses, divisions and/or assets of companies at an attractive price due to Acacia’s unique capabilities, relationships or expertise, or Acacia believes the target would be worth more to it than to other buyers. Acacia operates its businesses based on three key principles of people, process and performance and has built a management team with demonstrated expertise in research, transactions and execution, and operations and management. Additional information about Acacia and its subsidiaries is available at www.acaciaresearch.com.
Additional Information and Where to Find It
This communication may be deemed solicitation material in respect of a proposal related to an amendment to the certificate of designations for our Series A preferred stock to allow for its conversion as part of the recapitalization transactions between the Company and Starboard. This communication does not constitute a solicitation of any vote or approval. In connection with the proposal, the Company has filed with the Securities and Exchange Commission (the “SEC”) and mailed or otherwise provided to its stockholders a proxy statement regarding the proposal. This document is not a substitute for the proxy statement or any other proxy materials that have been or may be filed by the Company with the SEC. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a free copy of the proxy statement and other proxy materials through the website maintained by the SEC at www.sec.gov or on the Company’s investor relations website at https://www.acaciaresearch.com/#InvestorRelations.
No Offer or Solicitation
This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
Participants in the Solicitation
The Company and its directors, executive officers and certain employees and other persons may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposal related to the recapitalization transactions. Security holders may obtain information regarding the names, affiliations and interests of the Company’s directors and executive officers in the Company’s proxy statement relating to the Company’s 2023 annual meeting of stockholders filed with the SEC on April 17, 2023 (the “Proxy Statement”). To the extent the holdings of the Company’s securities by the Company’s directors and executive officers have changed since the amounts set forth in the Annual Report, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and the investor relations page of the Company’s website at https://www.acaciaresearch.com/#InvestorRelations.
Safe Harbor Statement
This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon the Company’s current expectations and speak only as of the date hereof. This news release attempts to identify forward-looking statements by using words such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” or other forms of these words or similar words or expressions or the negative thereof, although not all forward-looking statements contain these terms. The Company’s actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the Company’s ability to successfully implement its strategic plan, the ability to complete the recapitalization transactions and changes to our relationship and arrangements with Starboard Value LP, the ability to successfully identify and complete strategic acquisitions of businesses, divisions, and/or assets, the ability to successfully develop licensing programs and attract new business, changes in demand for current and future intellectual property rights, legislative, regulatory and competitive developments addressing licensing and enforcement of patents and/or intellectual property in general, the decrease in demand for Printronix' products, general economic conditions, and the success of the Company’s investments. The Company’s Annual Report on Form 10-K, and other SEC filings discuss these and other important risks and uncertainties that may affect the Company’s business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.
The results achieved by the Company in prior periods are not necessarily indicative of the results to be achieved by us in any subsequent periods. It is currently anticipated that the Company’s financial results will vary, and may vary significantly, from quarter to quarter.
Investor Contact:
FNK IR
Rob Fink, 646-809-4048
rob@fnkir.com

ACACIA RESEARCH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	March 31, 2023	December 31, 2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$364,227	$287,786
Equity securities	60,724	61,608
Equity securities without readily determinable fair value	5,816	5,816
Equity method investments	30,934	30,934
Accounts receivable, net	8,666	8,231
Inventories	14,725	14,222
Prepaid expenses and other current assets	20,099	19,388
Total current assets	505,191	427,985

Property, plant and equipment, net	3,275	3,537
Goodwill	7,541	7,541
Other intangible assets, net	33,624	36,658
Leased right-of-use assets	1,614	2,005
Other non-current assets	5,359	5,202
Total assets	$556,604	$482,928

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8,413	$6,036
Accrued expenses and other current liabilities	12,694	14,058
Accrued compensation	5,490	4,737
Royalties and contingent legal fees payable	1,060	699
Deferred revenue	1,206	1,229
Senior secured notes payable	61,350	60,450
Total current liabilities	90,213	87,209

Deferred revenue, net of current portion	520	568
Series A embedded derivative liabilities	11,812	16,835
Series B warrant liabilities	73,152	84,780
Long-term lease liabilities	1,566	1,873
Deferred income tax liabilities, net	502	742
Other long-term liabilities	1,674	1,675
Total liabilities	179,439	193,682

Commitments and contingencies

Series A redeemable convertible preferred stock, par value $0.001 per share; stated value $100 per share; 350,000 shares authorized, issued and outstanding as of March 31, 2023 and December 31, 2022; aggregate liquidation preference of $35,000 as of March 31, 2023 and December 31, 2022	21,478	19,924

Stockholders' equity:
Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, par value $0.001 per share; 300,000,000 shares authorized; 58,551,798 and 43,484,867 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	58	43
Treasury stock, at cost, 16,183,703 shares as of March 31, 2023 and December 31, 2022	(98,258)	(98,258)
Additional paid-in capital	740,187	663,284
Accumulated deficit	(297,342)	(306,789)
Total Acacia Research Corporation stockholders' equity	344,645	258,280

Noncontrolling interests	11,042	11,042

Total stockholders' equity	355,687	269,322

Total liabilities, redeemable convertible preferred stock, and stockholders' equity	$556,604	$482,928

ACACIA RESEARCH CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)

	Three Months Ended March 31,
	2023	2022

Revenues:
Intellectual property operations	$4,176	$2,615
Industrial operations	10,627	10,892
Total revenues	14,803	13,507

Costs and expenses:
Cost of revenues - intellectual property operations	4,738	4,564
Cost of sales - industrial operations	5,220	4,192
Engineering and development expenses - industrial operations	216	190
Sales and marketing expenses - industrial operations	1,913	2,016
General and administrative expenses	12,040	11,053
Total costs and expenses	24,127	22,015
Operating loss	(9,324)	(8,508)

Other income (expense):
Equity securities investments:
Change in fair value of equity securities	3,343	(172,203)
(Loss) gain on sale of equity securities	(1,361)	66,876
Net realized and unrealized gain (loss)	1,982	(105,327)
Change in fair value of the Series A and B warrants and embedded derivatives	16,651	28,098
Gain (loss) on foreign currency exchange	80	(813)
Interest expense on Senior Secured Notes	(900)	(2,601)
Interest income and other, net	3,441	1,007
Total other income (expense)	21,254	(79,636)

Income (loss) before income taxes	11,930	(88,144)

Income tax (expense) benefit	(2,483)	14,878

Net income (loss) including noncontrolling interests in subsidiaries	9,447	(73,266)

Net income attributable to noncontrolling interests in subsidiaries	—	—

Net income (loss) attributable to Acacia Research Corporation	$9,447	$(73,266)

Income (loss) per share:
Net income (loss) attributable to common stockholders - Basic	$5,958	$(75,117)
Weighted average number of shares outstanding - Basic	47,971,931	46,544,313
Basic net income (loss) per common share	$0.12	$(1.61)
Net loss attributable to common stockholders - Diluted	$(6,496)	$(75,117)
Weighted average number of shares outstanding - Diluted	89,067,821	46,544,313
Diluted net loss per common share	$(0.07)	$(1.61)

Attachment A

The following table illustrates the anticipated sequential impact of each component of the recapitalization transactions on book value as of March 31, 2023 on an as adjusted basis to give effect to each such component of the recapitalization as if it had been completed as of March 31, 2023:

As Adjusted Book Value at 3/31/2023		Series A Preferred Conversion			Series B Warrant Transactions
$ Millions	Basic	Series A Preferred Converted	Remove Liability	3/31/2023 As Adjusted	Senior Secured Notes Converted	Series B Warrants Exercised	Series B Payment*	Transaction Fees	Remove Liability	3/31/2023 As Adjusted

Cash and cash equivalents	364.2			364.2	(1.4)	55.0	(66.0)	(2.4)		349.4
Equity securities at fair value	60.7			60.7						60.7
Equity securities without readily determinable fair value	5.8			5.8						5.8
Investment securities - equity method investments	30.9			30.9						30.9
Other assets	95.0			95.0						95.0
Total assets	556.6	—	—	556.6	(1.4)	55.0	(66.0)	(2.4)	—	541.9

Notes payable	(61.4)			(61.4)	61.4					—
Warrant and derivative liabilities	(85.0)		11.8	(73.2)					73.2	—
Other liabilities	(33.0)			(33.0)						(33.0)
Total liabilities	(179.4)	—	11.8	(167.6)	61.4	—	—	—	73.2	(33.0)

Preferred stock	(21.5)	21.5		—						$—
Total liabilities and preferred stock	(200.9)	21.5	11.8	(167.6)	$61.4	$—	$—	$—	$73.2	$(33.0)

Book value - stockholders equity	355.7	21.5	11.8	389.0	60.0	55.0	(66.0)	(2.4)	73.2	508.7
Shares outstanding - basic	58.6	9.6	—	68.1	16.4	15.1	—	—	—	99.6
Book value per share										5.10

KPIs:
Cash and cash equivalents	364.2			364.2						349.4
Cash and equity securities at fair value	425.0			425.0						410.1
Cash and equity securities at fair value / share										4.12

*Note: This amount reflects of the $66.0 million payment the Company intends to make to Starboard in consideration for the early exercise of the Series B warrants, and convertible preferred stock.